WDM Chartered Professional Accountants

SERVICE

INTEGRITY

TRUST

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 19, 2019 with respect to the consolidated financial statements of Digatrade Financial Corp. for the years ended December 31, 2018, 2017, and 2016 included in this Annual Report on Form 20-F (filed under the Securities Exchange Act of 1934) for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission.



"WDM Chartered Professional Accountants"

Vancouver, British Columbia, Canada
April 25, 2019

SUITE 420
1501 WEST BROADWAY
VANCOUVER, BRITISH COLUMBIA
CANADA V6J 4Z6

TEL: (604) 734-3247
FAX: (604) 734-4802
WWW.WDMCA.COM